UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/20/2005

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-16335

DE	73-1599053
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of Principal Executive Offices, Including Zip Code)

(918) 574-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2005, Magellan GP, LLC ("Magellan GP"), the general partner of Magellan Midstream Partners, L.P. ("MMP"), amended and restated its limited liability company agreement. A copy of the Second Amended & Restated Limited Liability Company Agreement of Magellan GP, LLC (the "Amended LLC Agreement") as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03. Capitalized terms used in this Item 5.03 without definitions are used as defined in the Amended LLC Agreement.

The Amended LLC Agreement clarifies in Section 7.01 that the Member, Magellan Midstream Holdings, L.P., is the manager of Magellan GP and limits the authority of the Board of Directors of Magellan GP to making decisions that affect MMP and managing and controlling the business and affairs of MMP. It further states that with respect to extraordinary matters within the Board of Directors' authority that would have, or would reasonably be expected to have, a material effect, directly or indirectly, on the Member's interests in Magellan GP, the Member must also approve. Finally, the Amended LLC Amendment deletes Section 6.05 regarding tax distributions as such section was not applicable to Magellan GP.

A number of other changes were made in the Amended LLC Agreement (all of which in the aggregate are immaterial) for the purpose of updating certain information and definitions and providing consistency with the above described changes.

Item 9.01.    Financial Statements and Exhibits

Exhibit 3.1 - Second Amended and Restated Limited Liability Company Agreement of Magellan GP, LLC dated as of October 20, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: October 25, 2005.	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Secretary of Magellan GP, LLC, the General Partner

Exhibit Index

Exhibit No.	Description
EX-3.1	Second Amended & Restated Limited Liability Company Agreement of Magellan GP, LLC dated as of October 20, 2005